UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): January 25, 2006

THE ALPINE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-02249

Delaware	22-1620387
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of Principal Executive Offices, Including Zip Code)

(201) 549-4400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17CFR240.13c-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

(a) On January 25, 2006, The Alpine Group, Inc. (“Alpine”) entered into a Securities Purchase Agreement with Superior Essex Inc. (“SEI”) pursuant to which Alpine purchased from SEI (i) 614 shares of common stock (“Essex Electric Common Stock”), par value $.01 per share, of Essex Electric Inc. (“Essex Electric”), and (ii) Warrant No. 1 (the “Warrant”) dated December 11, 2002 issued by Essex Electric entitling the holder thereof to acquire up to 199 shares of Essex Electric Common Stock upon and subject to the terms of the Warrant. Such Essex Electric Common Stock and the Warrant are collectively called the “Securities”. The cash purchase price for the Securities of $8,500,000 was paid by Alpine to SEI and the Securities were delivered by SEI to Alpine on January 25, 2006. Following consummation of the purchase of the Securities, Alpine and its wholly owned subsidiary Alpine Holdco Inc. together own 100% of the capital stock of Essex Electric.

A copy of the press release issued by Alpine on January 25, 2006 in connection with its acquisition of the Securities is attached hereto as Exhibit 10.1.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Press Release of The Alpine Group, Inc. dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2006	THE ALPINE GROUP, INC.

	By:	/s/ Stewart H. Wahrsager
Senior Vice-President, General
Counsel and Corporate Secretary